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                                                                     EXHIBIT 5.1

June 25, 2003

Dole Food Company, Inc.
One Dole Drive
Westlake Village
California, 91362

                  Re:      Dole Food Company, Inc.
                           Registration Statement on Form S-4


Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Dole Food Company, Inc., a Delaware corporation ("Dole"), and to the California and Delaware subsidiaries of Dole named on Schedule I hereto (each, a "California/Delaware Guarantor" and collectively, the "California/Delaware Guarantors") and to the non-California and non-Delaware subsidiaries of Dole named on Schedule II hereto (each, a "Non-California/Delaware Guarantor" and collectively, the "Non-California/Delaware Guarantors," which together with the California/Delaware Guarantors, are herein referred to as the "Guarantors"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Dole and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance by Dole of up to $400,000,000 aggregate principal amount of its 7-1/4% Senior Notes due 2010 (the "New Notes") and the issuance by the Guarantors of guarantees (the "Guarantees") with respect to the New Notes.

         The New Notes and the Guarantees will be issued under an indenture dated as of May 29, 2003 (as amended, the "Indenture") among Dole, the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee"). The New Notes will be offered by the Company in exchange for $400,000,000 aggregate principal amount of its outstanding 7-1/4% Senior Notes due 2010.

         In connection with this opinion, we have examined copies or originals of such documents, resolutions, certificates and instruments of Dole and the Guarantors as we have deemed necessary to form a basis for the opinions hereinafter expressed. In addition, we have reviewed certificates of public officials, statutes, records and other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures, (ii) the authority of all persons or
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Dole Food Company Inc.
June 25, 2003
Page 2

entities signing all documents examined by us, (iii) the legal capacity of natural persons, (iv) the due incorporation of each of the Guarantors, (v) the authenticity of all documents submitted to us as originals, (vi) the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and (vii) the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee. We have assumed further that (a) each of the Non-California/Delaware Guarantors has duly authorized, executed and delivered the Indenture, (b) the execution, delivery and performance by each of the Non-California/Delaware Guarantors of the Indenture, the Exchange Notes and the Guarantees do not and will not violate the laws of the respective jurisdictions of organization of the Non-California/Delaware Guarantors or any other applicable laws (excepting the laws of the States of New York and California and the Federal laws of the United States) and (c) each of the Non-California/Delaware Guarantors is validly existing under the laws of their respective jurisdiction of organization. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of Dole and the Guarantors.

         Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof:

         1. When the New Notes have been duly authenticated by Wells Fargo Bank, National Association, in its capacity as Trustee, and duly executed and delivered on behalf of Dole as contemplated by the Registration Statement, the Notes will be legally issued and will constitute binding obligations of Dole enforceable against Dole in accordance with their terms.

         2. When (a) the New Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantees have been duly endorsed on the New Notes, the Guarantees will constitute binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

         Our opinions set forth above are subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

         We are members of the Bar of the States of New York and California, and accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning, nor do we express any opinion herein concerning, the laws of any jurisdiction other than the laws of the States of New York and California.
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Dole Food Company Inc.
June 25, 2003
Page 3

         We hereby consent to being named as counsel to Dole and the Guarantors in the Registration Statement, to the references therein to our Firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       /s/ Paul, Hastings, Janofsky & Walker LLP
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Dole Food Company Inc.
June 25, 2003
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                                   SCHEDULE I

                         CALIFORNIA/DELAWARE GUARANTORS

AG 1970, Inc.
AG 1971, Inc.
AG 1972, Inc.
Alyssum Corporation
Barclay Hollander Corporation
Bud Antle, Inc.
Calicahomes, Inc.
California Polaris, Inc.
Dole ABPIK, Inc.
Dole Arizona Dried Fruit and Nut Company
Dole Carrot Company
Dole Citrus
Dole DF&N, Inc.
Dole Dried Fruit and Nut Company, a California general partnership Dole Farming, Inc.
Dole Fresh Vegetables, Inc.
Dole Orland, Inc.
Dole Visage, Inc.
E. T. Wall Company
Earlibest Orange Association, Inc.
Fallbrook Citrus Company, Inc.
Lindero Headquarters Company, Inc.
Lindero Property, Inc.
Oceanview Produce Company
Prairie Vista, Inc.
Royal Packing Co.
Veltman Terminal Co.
Bananera Antillana (Colombia), Inc.
Clovis Citrus Association
Delphinium Corporation
Dole Europe Company
Dole Foods Flight Operations, Inc.
Dole Fresh Flowers, Inc.
Dole Northwest, Inc.
Dole Sunfresh Express, Inc.
Standard Fruit and Steamship Company
Standard Fruit Company
Sun Country Produce, Inc.
West Foods, Inc.
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Dole Food Company Inc.
June 25, 2003
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                                   SCHEDULE II

                       NON-CALIFORNIA/DELAWARE GUARANTORS

Calazo Corporation
Cool Advantage, Inc.
Cool Care, Inc.
Flowernet, Inc.
Saw Grass Transport, Inc.
Blue Anthurium, Inc.
Cerulean, Inc.
Dole Diversified, Inc.
Dole Land Company, Inc.
Dole Packaged Foods Corporation
La Petite d'Agen, Inc.
Malaga Company, Inc.
M K Development, Inc.
Muscat, Inc.
Oahu Transport Company, Limited
Wahiawa Water Company, Inc.
Waialua Sugar Company, Inc.
Zante Currant, Inc.
Diversified Imports Co.
Dole Assets, Inc.
Dole Fresh Fruit Company
Dole Holdings Inc.
Dole Logistics Services, Inc.
Dole Ocean Cargo Express, Inc.
Dole Ocean Liner Express, Inc.
Renaissance Capital Corporation
Sun Giant, Inc.
Miradero Fishing Company, Inc.
DNW Services Company
Pacific Coast Truck Company
Pan-Alaska Fisheries, Inc.